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                                                                   Exhibit 10.23



                               FLORIDA BANKS, INC.
                                 CODE OF CONDUCT

A financial institution's activities are affected by laws and regulations, as well as its responsibilities to its shareholders, customers, employees and the community in which it serves. The Code of Conduct provides the avenue for ensuring that the conduct of its employees is consistent with the institution's corporate responsibilities. For the purpose of this document, the term employees is defined as all Directors, Officers and Employees of Florida Banks, Inc. and all subsidiaries. For purposes of this document, the term "Florida Bank" shall mean Florida Banks, Inc. and Florida Bank N.A.

This Code of Conduct embodies not only legal and regulatory requirements, but also the standards by which Florida Bank employees must conduct themselves. Because this Code of Conduct cannot anticipate every imaginable circumstance of inappropriate conduct, Florida Bank reserves the right to determine the inappropriateness of any conduct engaged in by an employee. Inappropriate conduct will generally include any conduct that is detrimental to: 1) the business interests of Florida Bank, 2) the interests of Florida Bank customers,
3) the image of Florida Bank in the community or 4) the working relationships among Florida Bank employees. Florida Bank reserves the right to determine the action to be taken with regard to any conduct of an employee that it deems inappropriate, depending on the gravity of the offense and circumstances surrounding it, including termination of employment. Florida Bank also reserves the right to terminate employment for any reason, at the sole discretion of management and at all times in compliance with State and Federal law. Employment by Florida Bank is for an indefinite period and can be terminated, at will, by Florida Bank or the employee.

EQUAL EMPLOYMENT OPPORTUNITY CODE OF CONDUCT

Florida Bank is an Equal Opportunity Employer committed to providing equal employment opportunity to all persons without regard to race, color, religion, national origin, sex, marital status, age, veteran status or disability.

Employees must not participate in or condone any form of discrimination, including harassment, with regard to recruiting, advertising, hiring, placement, promotion, transfer, wages, benefits, disciplinary action, termination and all other privileges, terms and conditions of employment.

Discrimination or any acts suggesting discrimination should be reported immediately to Human Resources.

AFFIRMATIVE ACTION

Florida Bank will comply with all federal regulations concerning affirmative action. Florida Bank values affirmative action as a strategic tool in achieving the company's vision as a recognized leader in the financial services industry. Florida Bank's Affirmative Action Program supports the elimination of barriers to employment and advancement and ensures that measures are implemented to attract, select, promote, and retain qualified women, minorities, individuals with disabilities and veterans.

FAIR LENDING/COMMUNITY REINVESTMENT

Fair and equal treatment of all customers is not only mandated by law, but is a safe and sound business practice that complements the corporate strategy of Florida Bank in the production of quality assets and in providing excellence in customer service. It is the policy of Florida Bank to adhere to all fair lending
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laws and regulations including, without limitation, the Equal Credit Opportunity
Act, the Fair Housing Act and the Americans with Disabilities Act. Florida Bank will not discriminate against any person on the basis of race, color, sex, religion, national origin, marital status, disability, familial status, age (provided the applicant has the capacity to contract), receipt of public assistance income or because an applicant has exercised rights in good faith under the Consumer Credit Protection Act.

It is the desire of Florida Bank to make loans to any creditworthy persons, inclusive of those with low and moderate incomes, in the markets and communities it serves, consistent with the Community Reinvestment Act. Florida Bank seeks to encourage all persons with a need for credit to apply to any of its banking facilities, lending offices or through its Internet site. Every Florida Bank employee who is involved in the credit granting process and mortgage brokers with whom a relationship is maintained are expected to treat applicants in a fair and equal manner.

ENVIRONMENTAL LAWS

It is the policy of Florida Bank to adhere to all environmental laws and regulations including those applicable to its own facilities and operations.

CONFLICT OF INTEREST

A financial institution's reputation for integrity is its most valuable asset and is directly affected by the conduct of its employees. For this reason, employees must not use their position for private gain, to advance personal interests, or to obtain favors or benefits for themselves, members of their families, or any other individuals, corporations or business entities.

A basic premise of this Code of Conduct is that each employee represents Florida Bank and is obligated to act in the Bank's best interests, and in the best interests of its customers and stockholders, without regard to the employee's personal or financial interest or activities. Employees are expected to recognize and avoid those situations where personal or financial interest or relationships might influence or appear to influence the employee's judgment.

Employees should understand that the perception of a conflict of interest might arise when there is a mere opportunity for conflict to occur. Although employees may not intend to create a conflict of interest, they should manage their affairs to avoid even the appearance of such a conflict. Certain conflicts of interest violations also violate state and federal laws and can result in criminal penalties for the individual employee. If an employee has any doubt about a certain situation, the employee should contact his/her supervisor to discuss it immediately.

CRIMINAL ACTIVITY

Florida Bank is restricted by federal law and the provisions of its fidelity bond from employing persons who have committed dishonest acts or been convicted of crimes involving fraud, dishonesty, breach of trust or similar crimes. Employees arrested or charged with crimes of any nature, other than minor traffic violations, must report this to their immediate supervisor or Human Resources immediately. Individual circumstances will be evaluated to determine what effect, if any, the charges will have on continued employment.

CONFIDENTIAL NON-PUBLIC INFORMATION

The unauthorized use or release of confidential information during or after employment with Florida Bank is a breach of the Code of Conduct and the Gramm Leach Bliley Act. Confidential non-public information with respect to Florida Bank, its customers, prospective customers, suppliers, shareholders, and

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employees acquired in the course of business must be used solely for proper corporate purposes and must never be discussed with or divulged to unauthorized people. The need for confidentiality extends to everyone, including family, friends and acquaintances. Employees are expected to be familiar and comply with all aspects of the Bank's Privacy Policy.

Customers, suppliers, shareholders and employees expect Florida Bank and its employees to keep information regarding their personal and business affairs in strict confidence at all times, and to use that information solely for proper corporate purposes. Examples of non-public confidential information include the following: current or prospective customers, suppliers, shareholders' or employees business relationships, loans, accounts, balances, credit ratings, experiences, or any other transaction with Florida Bank. Other examples of confidential information include, but are not limited to: corporate policies, objectives, goals and strategies; lists of clients, customers or vendors; employee records; discs and tapes and other materials such as graphs, memoranda, documents, manuals, reports, records, software or hardware for use in computer or word-processing equipment, training materials, bulletins, and similar originals or copies of records, whether or not you have contributed to their creation. Any work assignment completed for Florida Bank at any location is also confidential information and is the property of Florida Bank unless other contractual arrangements have been made. When an employee leaves Florida Bank, the employee may not retain, divulge or use any confidential information. In certain states (including Florida), disclosure of such information without appropriate authorization can result in criminal penalties for the individual employee.

EMPLOYEE INNOVATIONS

Florida Bank strives to maintain its position as an industry leader through the innovations of its employees. All innovations conceived or created by Florida Bank employees in the course of their employment shall be the sole and exclusive property of Florida Bank. Accordingly, employees shall execute assignments, applications or other documents to protect Florida Bank's interests in these innovations.

FLORIDA BANK COMPUTER SYSTEMS

All Florida Bank computing facilities, including Electronic Mail (E-mail) and Voice Mail are intended for authorized business purposes only. Use of these facilities for non-business activities is discouraged. E-mail and voice mail are not encrypted or secured and therefore must not be used for the exchange of confidential information.

All messages sent over Florida Bank computers and communications systems are the property of Florida Bank. To properly maintain and manage this property, management reserves the right to examine all data stored in or transmitted by these systems. Messages sent over Florida Bank's internal electronic mail systems are not subject to the privacy provisions of the Electronic Communications Privacy Act of 1986 (which prohibits wiretapping), and therefore employees should have no expectations of privacy associated with information they store or send through these systems.

Excessive access from Florida Bank's computer network to any external computer network (i.e. the Internet) is strictly prohibited unless specifically approved through Florida Bank's normal approval process. Any approved external connectivity is required to pass through the approved security process and will be subject to specific audit and control requirements.

Specific policies have been developed to direct employees' Internet activities. All employees must review these policies carefully and act according to the regulation presented. Any requests for deviations from the policy must be approved in advance by the Senior Operations Officer.

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INSIDER TRADING

An employee's position with Florida Bank may provide that employee with access to "material non-public information" including but not limited to Florida Bank or any of its current or prospective customers, business partners, suppliers, potential acquisitions. "Material non-public information" includes information that is not available to the public at large which would be important to an investor in making a decision to buy, sell or retain a security. Common examples of information that will frequently be considered material are: projections of future earnings or losses; news of a pending or proposed merger or acquisition, tender offer or exchange offer; news of a significant sale of assets or the disposition of a subsidiary; changes in dividend policies or the declaration of a stock split or the offering of additional securities; significant changes in management; significant new products or discoveries; demanding payment of indebtedness or impending financial liquidity problems. It should be noted that either positive or negative information may be material.

An employee in possession of "material non-public information" including but not limited to Florida Bank or any of its current or prospective customers, business partners, suppliers or potential acquisitions shall not pass that information on to others, and shall not purchase or sell a security or recommend to any other person a security transaction involving the company about which the information is known. After the information has been publicly disclosed through appropriate channels, an employee should allow a reasonable time to elapse (at least two business days) before trading in the security, to allow for public dissemination and evaluation of the information. The use or disclosure of such information can result in civil or criminal penalties under federal securities laws, both for the individual concerned and for Florida Bank. A specific policy has been developed concerning Insider Trading. All employees must review this policy carefully.

RELATIONSHIP WITH THE INVESTMENT COMMUNITY

Institutional investors and securities analysts play a critical role in establishing the pricing and liquidity of Florida Bank's stock and other publicly held securities. To ensure proper disclosure and consistency of information, all communications with members of the investment community should be referred to the President, Chief Executive Officer or Chief Financial Officer of Florida Banks, Inc.

FINANCIAL ACCOUNTABILITY AND INTERNAL CONTROLS

Florida Bank's internal control structure is critical to organizational safety and soundness. These controls facilitate and govern both the ongoing accuracy of accounting information and the efficiency and effectiveness of operation. Therefore, Florida Bank expects all employees to be familiar with and abide by the established internal controls within their responsibilities. Periodic assessments of the internal control environment will be made by management, internal audit, external audit and other internal review functions and/or regulatory agencies. All Florida Bank employees are expected to provide timely and accurate information during any such assessments of the control environment.

Electronic mail and other computer files provided by Florida Bank are to be primarily used for business purposes. Use of computer facilities for personal reasons is discouraged and all computer pass codes must be available to Florida Bank at all times. Florida Bank reserves the right to enter, search and monitor the computer files or electronic mail of any employee, without advance notice, for business purposes such as investigating theft, disclosure of confidential business or proprietary information, personal abuse of the system or monitoring work flow, productivity or quality.

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INTEGRITY OF ACCOUNTING AND FINANCIAL INFORMATION

Florida Bank maintains the highest standards in preparing the accounting and financial information disclosed to the public. There should never be issued any information that is false, misleading, incomplete or that would lead to mistrust by the public, the customers, or the stockholders. All accounting records shall be compiled accurately with the appropriate accounting entries properly classified when entered on the books.

No payments on behalf of Florida Bank shall be approved or any transaction made with the intention or understanding that part or all of such payment will be used for any purpose other than that described by the documents supporting it. No fund, asset, or liability of Florida Bank shall, under any circumstances or for any purpose, be concealed or used for an unlawful or improper purpose.

MONEY LAUNDERING AND TRANSACTION STRUCTURING

Someone may attempt to use Florida Bank to launder money derived from criminal activity. The intention behind these types of transactions is to hide ownership of the funds from the government.

Any employee who knowingly and willingly launders money or attempts or assists someone in laundering money is subject to substantial fines or imprisonment or both. Also, in accordance with the Bank Secrecy Act (BSA), any employee who willfully structures a transaction, or attempts or assists someone in structuring a transaction to avoid the currency reporting and recordkeeping requirements of BSA, will be terminated and is subject to substantial fines and imprisonment.

Florida Bank employees are prohibited from engaging in money laundering and/or transaction structuring. All employees are required to immediately report all attempts to launder money, structure a transaction and/or all suspicious activities to the Bank Secrecy Officer or to some other member of senior management.

EMBEZZLEMENT, THEFT AND MISAPPLICATION OF FUNDS

Florida Bank holds each employee responsible for maintaining accurate records. Anyone who embezzles, steals, or willfully misappropriates any moneys, funds, credits, or real property of Florida Bank is subject to fine or imprisonment or both and will be prosecuted.

USE OF CORPORATE NAME AND LETTERHEAD

Florida Bank's or any of its affiliates' names, logos, trademarks, copyrights or corporate letterheads may not be used for any purpose other than in the normal course of official Bank business, unless expressly approved by senior management. No Florida Bank employee can use the name "Florida Bank" or "Florida Banks, Inc." in the Internet address (URL) of a personal Web page.

RELATIONSHIP WITH THE MEDIA

Florida Bank's relationship with the media is an important one that affects its image in the community. Employees should refer all questions or requests for information from reporters or other media representatives to Florida Banks, Inc. President or Chief Executive Officer to ensure consistency and accuracy of information.

THINGS OFFERED TO EMPLOYEES

It is a federal crime (Bank Bribery Statute) for any officer, director, employee, agent or attorney of Florida Bank to corruptly solicit, demand or accept for the benefit of any person anything of value from anyone in return for any business, service or confidential information of Florida Bank, with the intent to be influenced or rewarded, either before or after a transaction is

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discussed or consummated. Although all transactions and businesses are covered, some examples include extensions of credit, underwriting transactions, investment advice, trust matters, checking accounts, and purchases from suppliers. The person who improperly offers or promises something of value under these circumstances is guilty of the same offense. Substantial criminal penalties can result from noncompliance.

It is not uncommon for employees to have close social or family ties with some of those with whom they do business. Things of value exchanged between a Florida Bank employee and family members or social friends are not covered by this Code Of Conduct if they are exchanged solely because of the family or social relationship and not in connection with a financial transaction or financial business. However, the exchange of things of value that may create the appearance of a conflict of interest should be avoided.

Although acceptance of things of value in connection with Bank business is generally prohibited, an employee may accept meals, refreshments, travel arrangements or accommodations, or entertainment, all of reasonable value, in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions or to foster better business relations, provided the benefit would be paid for by Florida Bank as a reasonable expense if not paid for by another party; advertising or promotional material of nominal value, such as pens, pencils, note pads, key chains, calendars and similar items; discounts or rebates on merchandise or services that do not exceed those available to other customers; gifts of modest value that are related to commonly recognized events or occasions, such as a promotion, new job, wedding, retirement, Christmas, bat or bar mitzvah; civic, charitable, educational or religious organizational awards for recognition of service and accomplishment.

However, an employee may not receive things of value for purely personal benefit, or for the personal benefit of anyone other than Florida Bank, which serve no demonstrable business purpose. Gifts of cash in any amount are expressly prohibited.

Whenever any situation arises with any question whatsoever with regard to matters concerning things of value, each employee must make full disclosure to Florida Bank management and receive management's written response.

THINGS OFFERED BY EMPLOYEES

Employees may not, on behalf of Florida Bank or any of its affiliates in connection with any transaction or business of Florida Bank, directly or indirectly give, offer, or promise anything of value to any individual, business entity, organization, government unit, public official, political party or any other person for the purpose of influencing the actions of the recipient. This standard of conduct is not intended to prohibit normal business practices such as providing meals, entertainment, tickets to cultural and sporting events, promotional gifts, favors, discounts, price concessions, gifts given as tokens of friendship or special occasions (such as Holidays), so long as they are of nominal and reasonable value under the circumstances and promote Florida Bank's legitimate business interests.

OUTSIDE ACTIVITIES

Employees' activities must not interfere, conflict or appear to conflict with the interests of Florida Bank. Excluding non-employee members of the Board of Directors, acceptance of outside employment, outside speaking engagements, election to the board of directors of other organizations, representation of Florida Bank customers in dealings with Florida Bank, and participation in activities on behalf of outside organizations or in political activities represent potential conflicts of interest.

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Appropriate gainful employment outside the Florida Bank system is permissible, but discouraged. Employees should not engage in outside employment that interferes with the time and attention that must be devoted to their duties at Florida Bank or adversely affects the quality of the work they perform.

Outside employment or affiliation or activities should not compete or conflict with the activities of Florida Bank; involve any use of company equipment, supplies, or facilities; imply Florida Bank's sponsorship or support; or adversely affect Florida Bank's reputation. Employees must disclose all outside employment to senior management. Approval must be obtained prior to engaging in any outside employment. Florida Bank encourages employees to participate in worthwhile civic, social, educational and charitable organizations and activities. Excluding non-employee members of the Board of Directors, employees must not act without senior management approval in the following capacities: any signing capacity on any account of another, except of a family member, held at Florida Bank; an official of any organization, except for social, religious, philanthropic or civic organizations, colleges or schools, neighborhood associations, or trade or professional organizations associated with banking or business.

SOUND PERSONAL FINANCES

The manner in which employees manage their personal finances can affect on-the-job performance and Florida Bank's image in the community. Therefore, employees must avoid any circumstances that may lead to overextension of credit or salary attachments or drawing checks against insufficient funds or other financially embarrassing situations. Employees are expected to maintain their account(s) responsibly and they are also accountable for the actions of other signer(s) on the account(s). Florida Bank reserves the right to review all employee accounts at anytime. Employees experiencing financial difficulty are encouraged to seek confidential counseling from The Employee Assistance Program.

Excluding non-employee members of the Board of Directors, employees and their families should borrow only from commercial banks or retail institutions that regularly lend money. Borrowing may be done only on a normal basis with no favored treatment. Employees and their families may not borrow from customers and suppliers except those who engage in lending in the usual course of their business and then only on terms customarily offered to others under similar circumstances without special concessions as to interest rate, terms, security repayment terms and penalties. Any employee who is considered an "insider" under Federal Reserve Regulations must also comply with Florida Bank's Lending Policy.

APPROPRIATE USE OF CORPORATE CREDIT CARDS

Each office has been provided a Corporate VISA card for purchases, travel and bank related expenses. It is the responsibility of the person in possession of the card to file timely expense reports in accordance with the expense policy. The company card may be used for the sole purpose of facilitating payment of expenses while conducting business. Any other use will result in the employee not being permitted to use the card.

EMPLOYMENT OF RELATIVES OR PERSONS HAVING CLOSE PERSONAL RELATIONSHIPS

To minimize security risks and avoid conflicts of interest, immediate family members or other persons with whom an employee has a close personal relationship must not work in the same department, be placed in positions where one may supervise another, influence the employment status of another or be placed where one may be in a position processing, tracking, monitoring or recording transactions initiated by the other.

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SAFETY

Safety is the responsibility of every employee. A safe work environment benefits all employees. All employees are therefore expected to perform their jobs following established safety methods and practices at all times, to include exercising the proper precautions and safety rules.

Employees should immediately report all safety related workplace accidents, regardless of how minor, to their supervisor. Employees should also report any observed unsafe work areas and/or practices to their supervisor or to some other member of management. The responsibility for accident prevention is shared by all employees.

ADDITIONAL SPECIFIC POLICIES FOR CHIEF EXECUTIVE OFFICER AND SENIOR FINANCIAL OFFICERS

The Chief Executive Officer (the "CEO") and all senior financial officers are responsible for full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by Florida Bank with the Securities and Exchange Commission. Accordingly, it is the responsibility of the CEO and each senior financial officer promptly to report any untrue statement of material fact and any omission of material fact of which he or she may become aware pertaining to information prepared by him or her or associates in his or her area(s) of responsibility that affect the disclosures made by Florida Bank in its public filings.

The CEO and each senior financial officer shall promptly bring to the attention of the Audit Committee of the Board of Directors any information he or she may have concerning (a) significant deficiencies in the design or operation of internal controls or disclosure controls which could adversely affect Florida Bank's ability to record, process, summarize and report financial data on an accurate and timely basis or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in Florida Bank's financial reporting, disclosures or internal controls.

The CEO and each senior financial officer shall promptly bring to the attention of the CEO and to the Audit Committee any information he or she may have concerning any violation of the Code of Conduct, including any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in Florida Bank's financial reporting, disclosures or internal controls.

The CEO and each senior financial officer shall promptly bring to the attention of the CEO and to the Audit Committee any information he or she may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to Florida Bank, by Florida Bank or any agent thereof, or of a violation of the Code of Conduct.

The Board of Directors shall determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of violations of the Code of Conduct by the CEO and Florida Bank's senior financial officers. Such actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to the Code of Conduct and to the additional policies set forth herein, and shall include, as appropriate, written notices to the individual involved that the Board of Directors has determined that there has been a violation, censure by the Board of Directors, demotion or re-assignment of the individual involved, suspension with or without pay or benefits (as determined by the Board of Directors) and termination of the individual's employment. In determining what action is appropriate in a particular case, the Board of Directors or such designee shall take into account all relevant information, including the nature and severity of the violation, whether the violation was a single occurrence or repeated occurrences, whether the violation appears to have been intentional or inadvertent, whether the

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individual in question had been advised prior to the violation as to the proper course of action and whether or not the individual in question had committed other violations in the past.

NON-RETALIATION FOR REPORTING

In no event will Florida Bank take or threaten any action against an employee, officer or director as a reprisal or retaliation for making a complaint or disclosing or reporting information in good faith. However, if a reporting individual was involved in improper activity, the individual may be appropriately disciplined even if he or she was the one who disclosed the matter to Florida Bank. In these circumstances, Florida Bank may consider the conduct of the reporting individual in promptly reporting the information as a mitigating factor in any disciplinary decision.

The Company will not allow retaliation against an employee, officer or director for reporting a possible violation of this Code in good faith. Retaliation for reporting a federal offense is illegal under federal law and prohibited under this Code. Retaliation for reporting any violation of a law, rule or regulation or a provision of this Code is prohibited. Retaliation will result in discipline up to and including termination of employment and may also result in criminal prosecution.

WAIVERS, AMENDMENTS AND MODIFICATIONS OF THE CODE OF CONDUCT

There shall be no waiver of any part of this Code for any director or officer except by a vote of the Board of Directors or a designated board committee that will ascertain whether a waiver is appropriate under all the circumstances. If a waiver of this Code is granted to a director or officer, the notice of such waiver, along with the justification for such waiver and the name of the person to whom such waiver is granted, shall be disclosed on Form 8-K within five days of the Board of Director's vote or shall be otherwise disclosed as required by applicable law or The Nasdaq National Market ("Nasdaq") rules. This disclosure requirement applies to any de facto waiver where an officer or director violates the Code of Conduct but is not subjected to internal sanctions.

Any waiver of any provision of this Code with regard to any employee who is not an executive officer or director of Florida Bank must be approved by the employee's supervisor or such other person designated by the CEO.

There shall be no amendment or modification to this Code except by a vote of the Board of Directors or a designated board committee that will ascertain whether an amendment or modification is appropriate. In case of an amendment or modification of this Code, the notice of such amendment shall be disclosed on Form 8-K within five days of such amendment or modification by the Board of Directors or shall otherwise disclose as required by applicable law or the Nasdaq rules.

COMPLIANCE PROCEDURES

Employee Reporting

We must all work to ensure prompt and consistent action against violations of this Code. You must report promptly any violations of this Code (including any violations of the requirement of compliance with law). Failure to report a violation can lead to disciplinary action against the person who failed to report the violation which may be as severe as the disciplinary action against the person who committed the violation.

Normally, a possible violation of this Code by an employee other than an officer of our Company should be reported to the supervisor of the employee who commits the violation. However, any employee may report any possible violation to our Senior Vice President of Human Resources. Further, Florida Banks has made

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available a toll free confidential Ethics Hotline which is manned 7 days a week,
24 hours a day for disclosure purposes. Our Senior Vice President of Human Resources can be reached by fax, mail or email at:

                                FLORIDA BANKS, INC.
                                HUMAN RESOURCES DEPARTMENT, CONFIDENTIAL
                                5210 BELFORT ROAD, SUITE 310
                                CONCOURSE II
                                JACKSONVILLE, FLORIDA 32256
                                FAX: (904) 296-2820
                                EMAIL: CRUNNION@FLBK.COM

A possible violation of this Code by a director or an officer should be reported to our Senior Vice President of Human Resources. If you believe that in a particular situation it would not be appropriate to report a possible violation by a director or officer to the Senior Vice President of Human Resources, you may report the possible violation to our Chief Executive Officer, to the Chairman of the Audit Committee of our Board of Directors, or to any other officer or director of our Company to whom you believe it would be appropriate to report the possible violation.

If you report a possible violation of this Code by another person, your identity will be kept confidential, except to the extent that you consent to be identified or your identification is required by law. Possible violations may be reported orally or in writing and may be reported anonymously.

In some situations it is difficult to know if a violation has occurred. Since we cannot anticipate every situation that will arise, it is important that we have a way to approach a new question or problem. These are the steps to keep in mind:

         o Make sure you have all the facts. In order to reach the right solutions, we must be as fully informed as possible.

         o Ask yourself: What specifically am I being asked to do? Does it seem unethical or improper? This will enable you to focus on the specific question you are faced with, and the alternatives you have. Use your judgment and common sense; if something seems unethical or improper, it probably is.

         o Clarify your responsibility and role. In most situations, there is shared responsibility. Are your colleagues informed? It may help to get others involved and discuss the problem.

         o Discuss the problem with your supervisor. This is the basic guidance for all situations. In many cases, your supervisor will be more knowledgeable about the question, and will appreciate being brought into the decision-making process. Remember that it is your supervisor's responsibility to help solve problems.

         o Seek help from Florida Bank resources. In the rare case where it may not be appropriate to discuss an issue with your supervisor, or where you do not feel comfortable approaching your supervisor with your question, discuss it locally with your office manager or your Human Resources manager.

         o You may report ethical violations in confidence and without fear of retaliation. If your situation requires that your identity be kept

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            secret, your anonymity will be protected. Florida Bank does not permit retaliation of any kind against employees for good faith reports of ethical violations.

         o Always ask first, act later: If you are unsure of what to do in any situation, seek guidance before you act.

Company Action

INTERNAL INVESTIGATION. When an alleged violation of the Code of Conduct is reported, Florida Bank shall take prompt and appropriate action in accordance with the law and regulations and otherwise consistent with good business practice. If the suspected violation appears to involve either a possible violation of law or an issue of significant corporate interest, or if the report involves a complaint or concern of any person, whether employee, a shareholder or other interested person regarding Florida Bank's financial disclosure, internal accounting controls, questionable auditing or accounting matters or practices or other issues relating to Florida Bank's accounting or auditing, then the manager or investigator should immediately notify the supervisor or an executive officer. If a suspected violation involves any director or executive officer or if the suspected violation concerns any fraud, whether or not material, involving management or other employees who have a significant role in Florida Bank's internal controls, any person who received such report should immediately report the alleged violation to, if appropriate, the Chief Executive Officer and/or Chief Financial Officer, and, in every such case, the Chairman of the Audit Committee. The Chairman of the Audit Committee, as applicable, shall assess the situation and determine the appropriate course of action. At a point in the process consistent with the need not to compromise the investigation, a person who is suspected of a violation shall be apprised of the alleged violation and shall have an opportunity to provide a response to the investigator.

DISCIPLINARY ACTIONS. Subject to the following sentence, a compliance team appointed by the Chief Executive Officer (the "Compliance Team"), after consultation with the Senior Vice President of Human Resources, shall be responsible for implementing the appropriate disciplinary action in accordance with Florida Bank's policies and procedures for any employee who is found to have violated the Code of Conduct. If a violation has been reported to the Audit Committee or another committee of the Board, that Committee shall be responsible for determining appropriate disciplinary action. Any violation of applicable law or any deviation from the standards embodied in this Code will result in disciplinary action, up to and including termination of employment. Any employee engaged in the exercise of substantial discretionary authority, including any executive officer, who is found to have engaged in a violation of law or unethical conduct in connection with the performance of his or her duties for Florida Bank, shall be removed from his or her position and not assigned to any other position involving the exercise of substantial discretionary authority. In addition to imposing discipline upon employees involved in non-compliant conduct, Florida Bank also will impose discipline, as appropriate, upon an employee's supervisor, if any, who directors or approves such employees' improper actions, or is aware of those actions but does not act appropriately to correct them, and upon other individuals who fail to report known non-compliant conduct. In addition to imposing its own discipline, Florida Bank will bring any violations of law to the attention of appropriate law enforcement personnel.

RETENTION OF REPORTS AND COMPLAINTS. All reports and complaints made to or received by the Compliance Team or the Chair of the Audit Committee shall be logged into a record maintained for this purpose by the Compliance Team and this record of such report shall be retained for five (5) years.

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REQUIRED GOVERNMENT REPORTING. Whenever conduct occurs that requires a report to the government, the Compliance Team shall be responsible for complying with such reporting requirements.

CORRECTIVE ACTIONS. Subject to the following sentence, in the event of a violation of the Code of Conduct, the members of the Compliance Team should assess the situation to determine whether the violation demonstrates a problem that requires remedial action as to Company policies and procedures. If a violation has been reported to the Audit Committee or another committee of the Board, that committee shall be responsible for determining appropriate remedial or corrective actions. Such corrective action may include providing revised public disclosure, retaining Company employees, modifying Company policies and procedures, improving monitoring of compliance under existing procedures and other action necessary to detect similar non-compliant conduct and prevent it from occurring in the future. Such corrective action shall be documented, as appropriate.

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